Exhibit 99.10

[LETTERHEAD OF BNP PARIBAS]

CONSENT OF BNP PARIBAS

      We hereby consent to the inclusion of certain data compiled by us from publicly available sources and provided to Sanofi-Synthélabo in the section captioned “Eléments d’appréciation de l’Offre; Critères d’évaluation” in the French information memorandum of Sanofi-Synthélabo, an English translation of which section appears under the caption “FINANCIAL ANALYSIS OF THE OFFERS” in the U.S. Offer to Exchange/ Prospectus, which forms a part of the Registration Statement on Form F-4 of Sanofi-Synthélabo relating to its proposed exchange offer in the United States for the ordinary shares (including shares represented by American depositary shares) of Aventis. In giving this consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are “experts” for purposes of, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Paris, France

January 29, 2004

duly authorized

/s/ JEAN-FRANÇOIS BIARD

BNP PARIBAS

duly authorized

/s/ THIERRY VARENNE